                                   SCHEDULE B

                                     LICENSE

                       National Fiber Network Inc. ("NFN")
                                60 Hudson Street
                            New York, New York 10013
                                  June 19, 1996

      NFN hereby grants to Local Fiber L.L.C. (the "Company"), for the exclusive use of the Company and its customers ("Right of Usage") a minimum of four (4) and a maximum of eight (8) strands of dark fiber which strands shall loop the NFN existing fiber optic cable network in New York City and New Jersey (the "NFN Network") which network is depicted on the map attached hereto as Exhibit A.

      The grant and the continuation of the Right of Usage shall be subject to the following:

            (a) The Right of Usage shall terminate upon (i) the Dissolution of the Company; (ii) the filing by the Company (or consent by answer or otherwise) to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the laws of any jurisdiction; (iii) the Company shall consent to the appointment of a custodian, receiver, trustee or shall become insolvent or (iv) the failure of the Class A Members of the Company to arrange aggregate financing for the Company, whether in the form of equity or debt, in an amount not less than $2,000,000 as of December 31, 1997.

            (b) NFN shall not be required to incur any cost or expense arising out of or in connection with the Company's Right of Usage (except for the franchise and related fees which NFN would have been required to incur notwithstanding this agreement) including but not limited to (i) fees or charges imposed under that certain franchise agreement dated December 20, 1993 between NFN and the City of New York (the "Franchise") for or in connection with the Company's Right of Usage or the granting of such Right of Usage; (ii) the cost and expense of connecting or interfacing the NFN Network with network facilities, fiber, or equipment owned or leased by the Company (collectively the "Company Facilities"); (iii) taxes or other charges (with the exception of income, property or other similar taxes for which NFN is responsible) imposed or levied which are based upon or related to the Company's use of the NFN Network. The Company shall promptly reimburse NFN for any such fees, charges, cost or expense it may incur and shall indemnify and hold NFN harmless for any damage or expense it may incur as a result of any work, labor or service performed on the NFN Network by or under the direction of the Company.

      (c) The Company shall not perform any work, labor or service upon the NFN Network without the prior written approval and consent of NFN. All splices required to connect the NFN Network to the Company Facilities shall be performed solely by NFN (and the costs thereof charged to the Company), or at its discretion, by the Company subject to supervision by NFN personnel.

      (d) The following shall apply with respect to all buildings, locations or facilities (collectively, "Locations") which shall grant the Company access for fiber optic cable by way of easement, right of way, license or otherwise (collectively, "Right of Way").

      (i) The Company at its sole cost and expense (including expense for easements and permits) shall construct and install a connection (referred to herein as the "Stubout Connection") which shall consist of (x) the installation of fiber optic cable (consisting of a maximum of 16 fibers) from a splice point on the NFN Network designated by NFN (which splice point shall be the closest location on the Network to the designated building), to the manhole in closest proximity to the Location (the "Zero Manhole"); and (y) the installation and construction of one 4" duct with two 2" inner ducts from the Zero Manhole directly to a termination point within the Location which is commonly referred to as the point of entry which shall be determined by the owner or manager of the subject Location ("Termination Point").

      (ii) All right, title and interest to the Stubout Connections constructed by the Company shall vest in NFN provided that the Company shall have a perpetual license for the exclusive use of one 2" inner duct (the "Company Duct") within such Stubout Connection. The Company shall earn a credit in an amount equal to 10% of the cost of construction, which credit shall be applied in accordance with the provisions of subparagraph "(h)" below. The Company may install up to eight fibers in the Company Duct from the Zero Manhole to the Termination Point provided that at the time of such installation, the Company (without charge) shall also install eight fibers on behalf of NFN in the remaining 2" inner duct which shall be reserved for the exclusive use of NFN.

      (iii) The Company shall use its reasonable efforts to provide that any Right of Way granted to the Company shall afford the same rights to NFN; provided, however, that the Company shall not be required to afford to NFN any greater rights of access or entry to any property than are granted to the Company, whether or not additional rights of access or entry are granted to any affiliate of the Company, and provided, further, that the actual use by NFN of any such Right of Way may be subject to the ultimate discretion of the owner of such property.

      (iv) Upon completion of the construction and installation of the Stubout Connection, the Company shall deliver to NFN a set of shop drawings with respect to such installation and a certification of an itemized statement of costs incurred with respect to such construction and installation.

      (e) On the Commencement Date, (i) the Right of Usage shall be limited to four strands of dark fiber on the NFN Network and shall be increased to eight strands of dark fiber (the additional four strands of dark fiber being referred to as "Additional Strands") at such time as the Company shall obtain access to twenty Locations and (ii) NFN shall reserve for, and shall designate and assign to, the Company such Additional Strands for the Company's exclusive use.

      (f) In the event the Company requires fiber capacity on the NFN Network in excess of the number of fibers provided under the Right of Usage, NFN shall provide additional fiber capacity to the Company at a monthly rate which is equivalent to the lowest monthly lease rate then charged to any NFN customer utilizing fiber capacity on such network.

      (g) The Company shall not directly or indirectly sublease, condo, sublicense or wholesale to any third party fiber optic capacity on the NFN Network unless such fiber optic capacity is distributed through the Company's transmission system.

      (h) The term of this license shall commence on July 1, 1996 (the "Commencement Date") and shall end on December 20, 2008 (the "Initial Term"). The Company shall have the option to extend the term of this license (the "Extended Term") for an additional 15 years or for the remaining term of the Franchise and any extensions thereof (whichever period shall be less), which option shall be exercised by notice to NFN at lease six months, but not more than 12 months, prior to the end of the Initial Term. Lease payments for the Extended Term shall be payable, in a lump sum payment (the "Lump Sum Payment Option") equal to the credit provided for in subparagraph "(d)(ii)" hereof.

      (i) Neither NFN nor the Company shall be considered in breach of this Agreement or liable for any expense, loss or damage resulting form delay or prevention of performance caused by any act attributable to an occurrence of an event of Force Majeure. Neither party shall, however, be relieved of liability for failure of performance performance due to a claimed Force Majeure hereunder if such failure is due to causes arising out of its own negligence or to removable or remediable causes that it fails to remove or remedy with reasonable dispatch.

      The term "Force Majeure" shall mean any cause beyond the control of the party affected which by exercise of due foresight such party could not reasonably have been expected to avoid and, which by exercise of due diligence, such party shall be unable to overcome during the period while such party shall continue to exercise such due diligence, including, but not limited to, failures of facilities, changes in laws except tax laws, rules, regulations, etc., flood, earthquake, storm except for weather conditions normal to the area, fire, lightening, epidemic, war, riot, civil disturbance, sabotage, inability due to the previously mentioned conditions to obtain material, fuel or supplies in adequate quantities, or restraint by court order or public authority. Nothing contained herein, however, shall be construed to require either party to prevent or settle and strike (other than a strike by employees of a contractor) against its will.

      Any party affected by an event of Force Majeure (the "Affected Party") shall notify such other party (the "Other Party") promptly of any occurrence or condition which in the Affected Party's opinion warrants an extension of time. Such notice must be submitted to the Other Party within five days or such sooner date as is practicable after such delay is known to the Affected Party, or shall, in the exercise of reasonable diligence, become known. Such notice shall specify in detail the anticipated length of delay, the cause of the delay, and a timetable by which any remedial measures shall be implemented. Failure to provide such notice within such period shall constitute a waiver by the Affected Party of any request for extension applicable to any period prior to the date such notice is actually received by the Other Party. The Other Party shall acknowledge receipt of the Affected Party's notice within ten (10) days of its receipt advising of its acceptance or rejection or further consideration. If the Other Party reasonably requires further information in order to consider the request, the Affected Party shall supply such information within ten (10) days and, if the Affected Party fails to provide such information, the Affected Party's original notice shall be deemed not to have been given.

      IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of June 19, 1996

LOCAL FIBER, LLC


By: /s/ [ILLEGIBLE]
    ------------------------------
                        Vice Pres.

NATIONAL FIBER NETWORK, INC.


By: /s/ [ILLEGIBLE]
    ------------------------------